UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 5, 2018

United Royale Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208978	98-1253258
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Unit Room 8F, World Trust Tower Building,

50 Stanley Street, Central, Hong Kong

(Address of principal executive offices)

(852) 3610-2665

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On December 5, 2018, as a result of a private transaction, 100% shareholding of Bosy Holdings Limited has been transferred (the “Transaction”) from Mr. Chen Zheru to Mr. Li Gongming (the “Purchaser”). The consideration paid for the transaction was $50,000. The source of the cash consideration for the transaction was personal funds of the Purchaser.

Bosy Holdings Limited, a limited liability company incorporated in Seychelles, holds 78,415,100 shares of United Royale Holdings Corp (the “Company”). The Transaction resulted in the Purchaser acquiring a total of 55.235% of the issued and outstanding share capital of the Company on a fully-diluted basis, which caused a change in control of the Company. And Mr. Li owns 6,000,000 shares of the Company as of December 7, 2018, which constitutes a total shareholding of 59.461% of the Company.

Mr. Li Gongming has joined us as a member of board of director since November 30, 2018.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2018

United Royale Holdings Corp.

By:	/s/ TEOH KOOI SOOI
Name:	TEOH Kooi Sooi
Title:	Chief Executive Officer, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)